                                                                     Exhibit 3.9

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INLAND STEEL MINING COMPANY", CHANGING ITS NAME FROM "INLAND STEEL MINING COMPANY" TO "ISPAT INLAND MINING COMPANY", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 1998, AT 4:30 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                       [DELAWARE SECRETARY'S OFFICE SEAL]

                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

0805310     8100                             AUTHENTICATION:  9422514

981451705                                              DATE:  11-24-98

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

      INLAND STEEL MINING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST. That the Board of Directors of INLAND STEEL MINING COMPANY, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a special meeting of the sole stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

            FIRST. The name of the corporation is

                        ISPAT INLAND MINING COMPANY.

      SECOND. That thereafter, pursuant to the resolution of its Board of Directors, upon written waiver of notice, and by written consent of the sole stockholder of the corporation, the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said INLAND STEEL MINING COMPANY has caused this certificate to be signed by Michael G. Rippey, its President, and attested by Edward C. McCarthy, its Secretary, this 2nd day of November, 1998.

                                              By: /s/ Peter D. Southwick
                                                  ------------------------------
                                                      Peter D. Southwick
                                                      President

ATTEST:

By:      /s/ Edward C. McCarthy
    ------------------------------
             Edward C. McCarthy
             Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID "INLAND STEEL MINING COMPANY", FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO "ISPAT INLAND MINING COMPANY", THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 1998, AT 4:30 O'CLOCK P.M.

                       [DELAWARE SECRETARY'S OFFICE SEAL]

                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

0805310     8320                             AUTHENTICATION: 9422643

981451848                                              DATE:  11-24-98

                          CERTIFICATE OF INCORPORATION

                                       OF

                           INLAND STEEL MINING COMPANY

                                     -0-0-0-

      FIRST. The name of the corporation is

                           INLAND STEEL MINING COMPANY

      SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be conducted or promoted by the corporation shall be to hold, lease, explore, develop, deal in, buy, sell and otherwise acquire and dispose of mines, mining claims, minerals and mineral rights, timber and timber rights, and any other interest or interests in real property whatsoever; to mine, extract, treat, produce, work, smelt, convert, process, transport, sell and otherwise dispose of ores, metals and minerals; to construct, lease, purchase or otherwise acquire and to maintain and operate any buildings, plants, tools, machinery and other facilities required or desirable for the purpose of doing or performing any of the foregoing activities; and, generally, to conduct any lawful business, execute any lawful purpose or power, and engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended from time to time.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1000) shares, all of which shares shall be without par value.

      FIFTH. The name and mailing address of each incorporator is as follows:

Name                                   Mailing Address

B. A. Pennington                       100 West Tenth Street Wilmington,
                                       Delaware 19801

G. J. Coyle                            100 West Tenth Street
                                       Wilmington, Delaware 19801

R. F. Andrews                          100 West Tenth Street
                                       Wilmington, Delaware 19801

      SIXTH. The corporation is to have perpetual existence.

      SEVENTH. The board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      EIGHTH. The books of the corporation (subject to the applicable provisions of any Delaware statute) may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Unless the by-laws of the corporation shall so provide, elections of directors need not be by written ballot.

      NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 9th day of September, 1974.

                                                   B.A. Pennington
                                                 -------------------------------

                                                   G. J. Coyle
                                                 -------------------------------

                                                   R. F. Andrews
                                                 -------------------------------

                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

      I, ROBERT H. REED, Secretary of State of the State of Delaware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "INLAND STEEL MINING COMPANY", as received and filed in this office the eleventh day of September, A. D. 1974, at 10 o'clock A. M.

            IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Dover this eleventh day of September in the year of our Lord one thousand nine hundred and seventy-four.

                                                     ROBERT H. REED
                                                     Secretary of State

                                                     G. A. BIDDLE Ass't.
                                                     Secretary of State

Secretary's Office

1855 Delaware 1793

                               Received for Record

                                   September 11th, A. D. 1974.

                                        Leo J. Dugan, Jr., Recorder.

STATE OF DELAWARE :
                  :     SS.:
NEW CASTLE COUNTY :

            Recorded in the Recorder's Office at Wilmington, in Incorporation Record ____, Vol. ____ Page ____ &c., the 11th day of September, A. D. 1974.

            Witness my hand and official seal.

                                        Leo J. Dugan, Jr.

                                               Recorder.

Recorders Office
New Castle Co. Del. Mercy
Justice